Exhibit 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)

	13 weeks ended
	July 27, 2024	July 29, 2023
Sales:
Product sales and other	$250,926	$252,650
Rental income	12,505	11,511
Total sales	263,431	264,161
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	209,425	207,014
Rental cost of sales	6,800	6,513
Total cost of sales	216,225	213,527
Gross profit	47,206	50,634
Selling and administrative expenses	67,023	77,476
Depreciation and amortization expense	13,057	10,253
Loss on extinguishment of debt (a)	55,233	—
Restructuring and other charges (a)	3,618	4,633
Operating loss	(91,725)	(41,728)
Interest expense, net	7,618	8,254
Loss from continuing operations before income taxes	(99,343)	(49,982)
Income tax expense (benefit)	136	(11)
Loss from continuing operations	$(99,479)	$(49,971)
Loss from discontinued operations, net of tax of $0 and $20, respectively	$—	$(417)
Net Loss	$(99,479)	$(50,388)

Loss per common share:
Basic and Diluted:
Continuing operations	$(7.36)	$(18.87)
Discontinued operations	$—	$(0.16)
Total Basic and Diluted Earnings per share	$(7.36)	$(19.03)
Weighted average common shares outstanding - Basic and Diluted	13,511	2,648

(a)     For additional information, see the Notes in the Non-GAAP disclosure information of this Press Release.

	13 weeks ended
	July 27, 2024	July 29, 2023
Percentage of sales:
Sales:
Product sales and other	95.3%	95.6%
Rental income	4.7%	4.4%
Total sales	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	83.5%	81.9%
Rental cost of sales (a)	54.4%	56.6%
Total cost of sales	82.1%	80.8%
Gross profit	17.9%	19.2%
Selling and administrative expenses	25.4%	29.3%
Depreciation and amortization expense	5.0%	3.9%
Loss on extinguishment of debt	21.0%	—%
Restructuring and other charges	1.4%	1.8%
Operating loss	(34.9)%	(15.8)%
Interest expense, net	2.9%	3.1%
Loss from continuing operations before income taxes	(37.8)%	(18.9)%
Income tax expense (benefit)	0.1%	—%
Loss from continuing operations	(37.9)%	(18.9)%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)  (Unaudited)

	July 27, 2024	July 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,212	$7,657
Receivables, net	154,405	140,858
Merchandise inventories, net	395,272	384,185
Textbook rental inventories	10,320	6,860
Prepaid expenses and other current assets	33,152	59,012
Total current assets	601,361	598,572
Property and equipment, net	48,264	64,438
Operating lease right-of-use assets	241,852	283,096
Intangible assets, net	87,828	107,413
Other noncurrent assets	25,930	17,298
Total assets	$1,005,235	$1,070,817
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$266,304	$275,380
Accrued liabilities	75,713	89,792
Current operating lease liabilities	147,839	150,917
Total current liabilities	489,856	516,089
Long-term deferred taxes, net	1,306	1,836
Long-term operating lease liabilities	132,200	171,154
Other long-term liabilities	15,553	23,016
Long-term borrowings	221,916	277,663
Total liabilities	860,831	989,758
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000 shares; issued, 26,235 and 553 shares, respectively; outstanding, 26,208 and 527 shares, respectively	262	553
Additional paid-in-capital	922,744	746,724
Accumulated deficit	(756,046)	(643,744)
Treasury stock, at cost	(22,556)	(22,474)
Total stockholders' equity	144,404	81,059
Total liabilities and stockholders' equity	$1,005,235	$1,070,817

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information (a)
(In thousands) (Unaudited)

Consolidated Adjusted Earnings (non-GAAP) (a) - Continuing Operations	13 weeks ended
	July 27, 2024	July 29, 2023
Net loss from continuing operations	$(99,479)	$(49,971)
Reconciling items (below)	57,988	5,590
Adjusted Earnings (non-GAAP)	$(41,491)	$(44,381)

Reconciling items
Loss on extinguishment of debt (b)	$55,233	$—
Restructuring and other charges (c)	3,618	4,633
Stock-based compensation expense (non-cash)	(863)	957
Reconciling items (d)	$57,988	$5,590

Consolidated Adjusted EBITDA (non-GAAP) (a) - Continuing Operations	13 weeks ended
	July 27, 2024	July 29, 2023
Net loss from continuing operations	$(99,479)	$(49,971)
Add:
Depreciation and amortization expense	13,057	10,253
Interest expense, net	7,618	8,254
Income tax expense (benefit)	136	(11)
Loss on extinguishment of debt (b)	55,233	—
Restructuring and other charges (c)	3,618	4,633
Stock-based compensation expense (non-cash)	(863)	957
Adjusted EBITDA (Non-GAAP) - Continuing Operations	$(20,680)	$(25,885)

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b) We recognized a loss on extinguishment of debt of $55.2 million in the condensed consolidated statement of operations in connection with the June 10, 2024 Term Loan debt conversion, which represents the difference between the debt fair value and net carrying value, plus unamortized deferred financing costs related to the Term Loan.
(c)    Restructuring and other charges are comprised primarily of professional service costs for restructuring and process improvements, including costs related to evaluating strategic alternatives, and severance and other employee termination and benefit costs associated with the elimination of various positions as part of cost reduction objectives.
(d)    There is no pro forma income effect of the non-GAAP items.

Free Cash Flow (non-GAAP) (a)

	13 weeks ended
	July 27, 2024	July 29, 2023
Net cash flows used in operating activities	$(143,992)	$(119,858)
Less:
Capital expenditures (b)	3,470	4,219
Cash interest paid	4,732	5,534
Cash taxes (refund) paid	204	345
Free Cash Flow (non-GAAP)	$(152,398)	$(129,956)

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b)    Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, digital initiatives and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment:

Capital Expenditures	13 weeks ended
	July 27, 2024	July 29, 2023
Physical store capital expenditures	$1,964	$2,205
Product and system development	1,160	1,763
Other	346	251
Total Capital Expenditures	$3,470	$4,219

Use of Non-GAAP Financial Information - Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Earnings as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense and (3) income taxes, (4) as adjusted for items that are subtracted from or added to net income (loss). We define Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.

These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Earnings to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.

These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.

We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Earnings and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 27, 2024 filed with the SEC on July 1, 2024, which includes consolidated financial statements for each of the three years for the period ended April 27, 2024, April 29, 2023, and April 30, 2022 (Fiscal 2024, Fiscal 2023, and Fiscal 2022, respectively). The Company also urges investors to carefully review the financial information included as part of the Company’s Quarterly Report on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 10, 2024. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flow  (Unaudited)
(In thousands, except per share data)

	13 weeks ended
	July 27, 2024	July 29, 2023
Cash flows from operating activities:
Net loss	$(99,479)	$(50,388)
Less: Loss from discontinued operations, net of tax	—	(417)
Loss from continuing operations	(99,479)	(49,971)
Adjustments to reconcile net loss from continuing operations to net cash flows from operating activities from continuing operations:
Depreciation and amortization expense	13,057	10,253
Amortization of deferred financing costs	2,417	1,244
Loss on extinguishment of debt	55,233	—
Deferred taxes	17	(3)
Stock-based compensation expense	(863)	957
Changes in operating lease right-of-use assets and liabilities	(3,691)	721
Changes in other long-term assets and liabilities, net	2,446	4,056
Changes in other operating assets and liabilities, net:
Receivables, net	(50,295)	(48,346)
Merchandise inventories	(51,235)	(61,206)
Textbook rental inventories	22,672	23,489
Prepaid expenses and other current assets	315	(12,168)
Accounts payable and accrued liabilities	(34,586)	11,116
Changes in other operating assets and liabilities, net	(113,129)	(87,115)
Net cash flows used in operating activities from continuing operations	(143,992)	(119,858)
Net cash flows used in operating activities from discontinued operations	—	(3,266)
Net cash flow used in operating activities	$(143,992)	$(123,124)
Cash flows from investing activities:
Purchases of property and equipment	$(3,470)	$(4,219)
Net change in other noncurrent assets	223	78
Net cash flows used in investing activities from continuing operations	(3,247)	(4,141)
Net cash flows provided by investing activities from discontinued operations	—	21,395
Net cash flow (used in) provided by investing activities	$(3,247)	$17,254
Cash flows from financing activities:
Proceeds from borrowings	$217,647	$145,187
Repayments of borrowings	(160,696)	(49,606)
Proceeds from Rights Offering	50,000	—
Proceeds from Private Equity Investment	45,000	—
Payment of equity issuance costs	(9,524)	—
Payment of deferred financing costs	(3,669)	(2,307)
Purchase of treasury shares	(4)	(98)
Proceeds from principal stockholder expense reimbursement	1,190	—
Net cash flows provided by financing activities from continuing operations	139,944	93,176

Net cash flows provided by financing activities from discontinued operations	—	—
Net cash flows provided by financing activities	$139,944	$93,176
Net decrease in cash, cash equivalents and restricted cash	$(7,295)	$(12,694)
Cash, cash equivalents and restricted cash at beginning of period	28,570	31,988
Cash, cash equivalents, and restricted cash at end of period	21,275	19,294
Less: Cash, cash equivalents, and restricted cash of discontinued operations at end of period	—	—
Cash, cash equivalents, and restricted cash of continuing operations at end of period	$21,275	$19,294